Exhibit 99.1
8x8, Inc. Announces Third Quarter Fiscal Year 2025 Financial Results
•Service revenue of $173 million and total revenue of $179 million
•Delivered 16th consecutive quarter of positive cash flow from operations
•Continued strong growth in new products
CAMPBELL, CA, February 4, 2025 – 8x8, Inc. (NASDAQ: EGHT), the industry's most integrated Platform for CX that combines Contact Center, Unified Communication, and CPaaS APIs, today reported financial results for the third quarter of fiscal year 2025 ended December 31, 2024.
"Our third quarter results highlight further progress and continued momentum in our transformation journey. We delivered solid financial performance, with record cash flow from operations and strong adoption of our AI-powered customer experience solutions, driving a 60% year-over-year increase in new products . As we move forward, our focus remains on enhancing customer value, accelerating growth, and driving long-term profitability. With a clear strategy and a strong team, I believe we are well-positioned to capitalize on the opportunities ahead," said Samuel Wilson, Chief Executive Officer at 8x8, Inc.
Third Quarter Fiscal Year 2025 Financial Results:
•Total revenue of $178.9 million, compared to $181.0 million in the third quarter of fiscal 2024.
•Service revenue of $173.5 million, compared to $175.1 million in the third quarter of fiscal 2024.
•GAAP operating income was $9.0 million, compared to GAAP operating loss of $9.4 million in the third quarter of fiscal 2024.
•Non-GAAP operating profit was $19.1 million, compared to non-GAAP operating profit of $24.3 million in the third quarter of fiscal 2024.
•GAAP net income was $3.0 million, compared to GAAP net loss of $21.2 million in the third quarter of fiscal 2024.
•Non-GAAP net income was $14.5 million, compared to non-GAAP net income of $14.8 million in the third quarter of fiscal 2024.
•Adjusted EBITDA was $23.9 million, compared to Adjusted EBITDA of $30.7 million in the third quarter of fiscal 2024.
•Cash flow from operations of $27.2 million, compared to cash flow from operations of $22.4 million in the third quarter of fiscal 2024.
•Ending cash and equivalents, including restricted cash, of $104.6 million reflected the repayment of $33.0 million of principal payments made on the 2024 Term Loan during the third quarter.
"We delivered solid service and total revenue performance relative to our guidance, despite unfavorable foreign exchange rates compared to the rates prevailing when we established our outlook for the quarter. Additionally, record cash flow from operations further reinforced our confidence in our ability to consistently generate cash. As a result, we were comfortable making an additional $15 million term loan prepayment in January, further strengthening our balance sheet and positioning us for long-term financial flexibility," said Kevin Kraus, Chief Financial Officer at 8x8, Inc.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
8x8 Platform for CX innovation
The latest innovations leverage AI-driven automation, advanced security, and seamless integrations to simplify complex operations and enhance efficiency for customers. Key enhancements include:
•Effortless Secure Payments - Anywhere, Anytime: Expanded 8x8 Secure Pay to enable secure and compliant payments across voice, touch-tone, SMS and email, through a fully automated customer experience via interactive voice response (IVR) or with an agent’s assistance.
•Secure, AI-powered Payments through 8x8 Intelligent Customer Assistant: Organizations can now enable 8x8 Secure Pay to allow customers to pay through 8x8 Intelligent Customer Assistant for a fully automated path to process payments, rather than waiting to speak with an agent, by either speaking payment details or entering the information via the phone's keypad. The new functionality enables customers to make payments quickly and securely, while increasing payment capture for businesses by allowing 24/7 payment.

•Voice Intelligent Directory for 8x8 Intelligent Customer Assistant: 8x8 Intelligent Customer Assistant now delivers a faster, natural sounding service with the newly introduced Voice Intelligent Directory. Callers simply speak their request and the AI matches it to a comprehensive directory, ensuring seamless connections in seconds for improved CX through integration with 8x8 Contact Center and 8x8 Work.
•Faster Customer Support: 8x8 Knowledge Base Shortcuts help agents quickly access and share relevant information, improving response times.
•Enhanced Interaction Retrieval Widget for Proactive Monitoring: The Interaction Retrieval widget in 8x8 Supervisor Workspace empowers supervisors to quickly locate all contact center interactions, including voice calls, digital messages, transcriptions from 8x8 Speech Analytics, and voicemails. With enhanced functionality, supervisors can now download multiple interactions in bulk and effortlessly retrieve archived interactions, saving valuable time.
•8x8 Meetings Assets Sharing: Meeting assets, such as participant list, recording, screenshots, chat, transcriptions, summaries, action items, and links to shared files can be easily shared to streamline post-meeting follow-ups and keep everyone informed.
•Mobile Device Management Support for Retail: Mobile Device Management (MDM) support and streamlined, credential-free authentication for shared devices for retail operations. This new, configurable user experience ensures secure and effortless access, tailored specifically for retail scenarios with retail staff in shared-device environments, such as stores with multiple departments or locations.
•Desk Phones Multicast Paging: Multicast paging is now available on supported Yealink phones and the Algo 8180, allowing quick and easy broadcasting of instant audio announcements. In addition to Yealink-to-Yealink or Poly-to-Poly paging, customers can configure paging groups with supported Yealink, Poly, and Algo devices, allowing cross-vendor paging.
•Connect Multi-Channel Sender: Users can now launch text-to-speech messaging campaigns directly on 8x8 Connect multi-channel sender. This powerful new feature enables organizations to add voice to their communication strategy, enhancing accessibility and connecting with customers like never before.
8x8 Technology Partner Ecosystem Expansion
•CallCabinet, a leader in compliant call recording, joined the 8x8 Technology Partner Ecosystem. This partnership provides Microsoft-certified compliance call recording to customers using 8x8 for Microsoft Teams, further strengthening the value delivered to organizations looking to enhance compliance within Microsoft Teams. This partnership expands 8x8 for Microsoft Teams portfolio, reinforcing 8x8's commitment to provide customers with seamless, Microsoft-certified solutions for their business communications and contact center needs.
New Brand and Messaging Reflects CX Transformation
•Launched a new, modern brand that captures the energy and ambition of the Company's CX transformation and mission of empowering CX leaders. Learn more about the new 8x8 brand by reading the blog post from 8x8 CMO, Bruno Bertini.
Recognition for the 8x8 Platform for CX, Contact Center, Customer Service and Sustainable Business Practices
•Included in the Newsweek Excellence 1000 Index, a list of the top 1000 US companies that have demonstrated best practices across a range of metrics, including R&D investment in innovation, financial responsibility, stakeholder ratings, and social responsibility ratings.
•Awarded 43 badges in the G2 Winter 2025 Awards for 8x8 Contact Center and 8x8 Work, including "Leader in Enterprise" and "Users Most Likely to Recommend for Enterprise" badges.
•Received TrustRadius Tech Cares and TrustRadius "Top Rated" Awards for Unified Communications as a Service and Contact Center. The Trust Radius Tech Cares Award highlights companies that have excelled in their Corporate Social Responsibility (CSR) initiatives, while the TrustRadius 2024 Top Rated awards are driven by customer sentiment in reviews on TrustRadius.
•Michelle Paitich, 8x8's Channel Chief and Global Vice President, Channel Sales, was named in the 2025 CRN® Channel Chiefs List, which recognizes the IT vendor and distribution executives who are driving strategy and setting the channel agenda for their companies.

Corporate and Leadership Updates
•Appointed Joel Neeb as Chief Transformation and Business Operations Officer to drive alignment and accelerate transformation across the company. Mr. Neeb will be responsible for aligning 8x8’s strategic initiatives with operational outcomes, driving organizational excellence and fostering a culture of accountability and innovation.
•Appointed Darren Remblence as Chief Information Security Officer to oversee the company’s cybersecurity strategy. This appointment underscores 8x8’s commitment to cybersecurity, data protection, and maintaining trust with customers and partners.
•Expanded the Board of Directors to eight members with the appointment of John Pagliuca, President and Chief Executive Officer of N-able.
•Established a new Employee Resource Group (ERG) for Parents and Caregivers of Neurodivergent Children and supported the Company's Women in Tech ERG with an expanded calendar of activities.
Fourth Quarter and Updated Fiscal Year 2025 Financial Outlook:
Management provides expected ranges for total revenue, service revenue, non-GAAP operating margin, and non-GAAP net income per share, diluted, based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Fourth Quarter Fiscal Year 2025 Ending March 31, 2025
•Service revenue in the range of $170.0 million to $175.0 million.
•Total revenue in the range of $175.0 million to $181.0 million.
•Non-GAAP operating margin in the range of approximately 9% to 10%.
Fiscal Year 2025 Ending March 31, 2025
•Service revenue in the range of $691.3 million to $696.3 million.
•Total revenue in the range of $713.0 million to $719.0 million.
•Non-GAAP operating margin is projected between 10.7% and 11.0%.
•Non-GAAP net income per share, diluted, in the range of $0.35 to $0.37.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin and GAAP net income per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.

Conference Call Information:
Management will host a conference call to discuss earnings results on February 4, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at:
https://register.vevent.com/register/BIf6409dc6cc484dc787a96317e8bb0d4f
•Access the live webcast directly at https://edge.media-server.com/mmc/p/vgcdunvx
The live webcast and replay will be available from the Company’s investor relations events page at https://8x8.gcs-web.com/news-events/events-presentations. Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://8x8.gcs-web.com/.
About 8x8. Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on the industry's most integrated platform for Customer Experience—combining Contact Center, Unified Communication, and CPaaS APIs. The 8x8® Platform for CX integrates AI at every level to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. We help customer experience and IT leaders become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.
8x8® is a trademark of 8x8, Inc.
Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in artificial intelligence technologies; our strategic transformation initiatives; our ability to drive increased platform and multi product adoption; our ability to increase profitability and cash flow; deleverage our balance sheet and fund investment in innovation; whether our unified communication and contact center traffic will increase; whether we can increase customer retention; our future revenue and growth (including platform usage revenue); whether we can sustain an increasing pace of innovation; the success of our go-to-market engine; our ability to improve general and administrative synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, as well as our competitors' use of AI, in which we compete, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, and impairment of long-lived assets from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, impairment of long-lived assets, amortization of debt discount and issuance cost, loss on debt extinguishment, gain on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision (benefit) for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Service revenue	$173,459	$175,069	$521,335	$528,089
Other revenue	5,423	5,937	16,692	21,203
Total revenue	178,882	181,006	538,027	549,292
Cost of service revenue	50,529	48,983	150,276	144,403
Cost of other revenue	7,268	7,177	22,531	23,533
Total cost of revenue	57,797	56,160	172,807	167,936
Gross profit	121,085	124,846	365,220	381,356
Operating expenses:
Research and development	29,833	32,787	93,261	102,286
Sales and marketing	65,644	66,997	197,617	204,189
General and administrative	16,629	23,419	59,568	77,231
Impairment of long-lived assets	—	11,034	—	11,034
Total operating expenses	112,106	134,237	350,446	394,740
Income (loss) from operations	8,979	(9,391)	14,774	(13,384)
Interest expense	(5,842)	(10,035)	(23,703)	(30,174)
Other income (expense), net	793	(1,275)	(10,200)	1,133
Income (loss) before provision for income taxes	3,930	(20,701)	(19,129)	(42,425)
Provision for income taxes	908	521	2,682	1,576
Net income (loss)	$3,022	$(21,222)	$(21,811)	$(44,001)
Net income (loss) per share:
Basic	$0.02	$(0.17)	$(0.17)	$(0.37)
Diluted	$0.02	$(0.17)	$(0.17)	$(0.37)
Weighted average number of shares:
Basic	130,970	122,556	128,750	120,042
Diluted	135,742	122,556	128,750	120,042
Comprehensive loss
Net income (loss)	$3,022	$(21,222)	$(21,811)	$(44,001)
Unrealized gain (loss) on investments in securities	—	(16)	(5)	281
Foreign currency translation adjustment	(9,321)	5,987	(1,312)	3,108
Comprehensive loss	$(6,299)	$(15,251)	$(23,128)	$(40,612)

8x8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$104,165	$116,262
Restricted cash	462	356
Short-term investments	—	1,048
Accounts receivable, net	52,312	58,979
Deferred sales commission costs	32,046	35,933
Other current assets	30,105	35,258
Total current assets	219,090	247,836
Property and equipment, net	49,228	53,181
Operating lease, right-of-use assets	32,777	35,924
Intangible assets, net	71,420	86,717
Goodwill	266,217	266,574
Restricted cash, non-current	—	105
Deferred sales commission costs, non-current	45,154	52,859
Other assets, non-current	14,325	12,783
Total assets	$698,211	$755,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$53,072	$48,862
Accrued and other liabilities	61,601	78,102
Operating lease liabilities	11,386	11,295
Deferred revenue	33,394	34,325
Term loan, current	16,524	—
Total current liabilities	175,977	172,584
Operating lease liabilities, non-current	49,842	56,647
Deferred revenue, non-current	5,960	7,810
Convertible senior notes, non-current	198,569	197,796
Term loan	149,437	211,894
Other liabilities, non-current	5,413	7,290
Total liabilities	585,198	654,021
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of December 31, 2024 and March 31, 2024	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 131,472,684 shares and 125,193,573 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively	131	125
Additional paid-in capital	1,008,072	973,895
Accumulated other comprehensive loss	(12,870)	(11,553)
Accumulated deficit	(882,320)	(860,509)
Total stockholders' equity	113,013	101,958
Total liabilities and stockholders' equity	$698,211	$755,979

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,811)	$(44,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,622	6,133
Amortization of intangible assets	15,296	15,296
Amortization of capitalized internal-use software costs	9,981	14,418
Amortization of debt discount and issuance costs	2,145	3,397
Amortization of deferred sales commission costs	28,981	30,150
Allowance for credit losses	1,425	1,663
Operating lease expense, net of accretion	8,907	8,057
Impairment of right-of-use assets	—	11,034
Stock-based compensation expense	31,710	46,835
Loss on debt extinguishment	12,212	1,766
Gain on remeasurement of warrants	(1,197)	(1,234)
Other	855	(570)
Changes in assets and liabilities:
Accounts receivable, net	5,146	(2,188)
Deferred sales commission costs	(17,581)	(17,095)
Other current and non-current assets	(1,943)	(586)
Accounts payable and accruals	(19,181)	(4,471)
Deferred revenue	(2,886)	(2,272)
Net cash provided by operating activities	57,681	66,332

Cash flows from investing activities:
Purchases of property and equipment	(2,045)	(2,341)
Capitalized internal-use software costs	(8,462)	(10,913)
Purchase of investments	—	(6,174)
Purchase of cost investment	(771)	—
Maturities of investments	1,048	31,659
Net cash (used in) provided by investing activities	(10,230)	12,231

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	1,681	2,365
Payments for debt issuance costs	(1,517)	—
Repayment of principal on term loan	(258,000)	(25,000)
Gross proceeds from term loan	200,000	—
Other financing activities	(1,261)	—
Net cash used in financing activities	(59,097)	(22,635)
Effect of exchange rate changes on cash	(450)	674
Net increase (decrease) in cash and cash equivalents	(12,096)	56,602
Cash, cash equivalents and restricted cash, beginning of year	116,723	112,729
Cash, cash equivalents and restricted cash, end of period	$104,627	$169,331

Supplemental disclosures of cash flow information:
Interest paid	$19,517	$24,663
Income taxes paid	$3,094	$5,444
Payables and accruals for property and equipment	$2,861	$3,861

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2024		2023		2024		2023
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$50,529	29.1%	$48,983	28.0%	$150,276	28.8%	$144,403	27.3%
Amortization of acquired intangible assets	(2,117)		(2,118)		(6,352)		(6,354)
Stock-based compensation expense and related employer payroll taxes	(857)		(1,694)		(3,695)		(5,661)
Legal and regulatory costs	55		—		55		—
Severance, transition and contract exit costs	3		(444)		(574)		(732)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$47,613	27.4%	$44,727	25.5%	$139,710	26.8%	$131,656	24.9%
GAAP service revenue margin (as a percentage of service revenue)	$122,930	70.9%	$126,086	72.0%	$371,059	71.2%	$383,686	72.7%
Non-GAAP service revenue margin (as a percentage of service revenue)	$125,846	72.6%	$130,342	74.5%	$381,625	73.2%	$396,433	75.1%

GAAP cost of other revenue (as a percentage of other revenue)	$7,268	134.0%	$7,177	120.9%	$22,531	135.0%	$23,533	111.0%
Stock-based compensation expense and related employer payroll taxes	(272)		(459)		(995)		(1,578)
Legal and regulatory costs	62		—		62		—
Severance, transition and contract exit costs	(130)		(74)		(386)		(124)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,928	127.8%	$6,644	111.9%	$21,212	127.1%	$21,831	103.0%
GAAP other revenue margin (as a percentage of other revenue)	$(1,845)	(34.0)%	$(1,240)	(20.9)%	$(5,839)	(35.0)%	$(2,330)	(11.0)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,505)	(27.8)%	$(707)	(11.9)%	$(4,520)	(27.1)%	$(628)	(3.0)%

GAAP gross margin (as a percentage of total revenue)	$121,085	67.7%	$124,846	69.0%	$365,220	67.9%	$381,356	69.4%
Non-GAAP gross margin (as a percentage of total revenue)	$124,341	69.5%	$129,635	71.6%	$377,105	70.1%	$395,805	72.1%

Operating Profit (Loss):
GAAP income (loss) from operations (as a percentage of total revenue)	$8,979	5.0%	$(9,391)	(5.2)%	$14,774	2.7%	$(13,384)	(2.4)%
Amortization of acquired intangible assets	5,098		5,100		15,296		15,300
Stock-based compensation expense and related employer payroll taxes	9,769		14,890		33,207		49,992
Acquisition and integration costs	244		102		560		752
Legal and regulatory costs(1)	(6,849)		98		(9,467)		5,445
Severance, transition and contract exit costs	1,847		2,423		6,366		5,311
Impairment of long-lived assets	—		11,034		—		11,034
Non-GAAP operating profit (as a percentage of total revenue)	$19,088	10.7%	$24,256	13.4%	$60,736	11.3%	$74,450	13.6%

	Three Months Ended December 31,				Nine Months Ended December 31,
	2024		2023		2024		2023
Net Income (Loss):
GAAP net income (loss) (as a percentage of total revenue)	$3,022	1.7%	$(21,222)	(11.7)%	$(21,811)	(4.1)%	$(44,001)	(8.0)%
Amortization of acquired intangible assets	5,098		5,100		15,296		15,300
Stock-based compensation expense and related employer payroll taxes	9,769		14,890		33,207		49,992
Acquisition and integration costs	244		102		560		752
Legal and regulatory costs(1)	(6,849)		98		(9,467)		5,445
Severance, transition and contract exit costs	1,847		2,423		6,366		5,311
Impairment of long-lived assets	—		11,034		—		11,034
Amortization of debt discount and issuance cost	427		1,157		2,145		3,398
Loss on debt extinguishment	216		—		12,212		1,766
Gain on warrants remeasurement	813		1,297		(1,197)		(1,234)
Other income	(116)		(120)		(348)		(351)
Income tax expense effects, net (2)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$14,471	8.1%	$14,759	8.2%	$36,963	6.9%	$47,412	8.6%
Interest expense(3)	5,415		8,878		21,558		26,777
Provision (benefit) for income taxes	908		521		2,682		1,576
Depreciation	1,866		2,043		5,622		6,132
Amortization of capitalized internal-use software costs	2,959		4,358		9,981		14,418
Other income (expense), net	(1,706)		98		(467)		(1,314)
Adjusted EBITDA (as a percentage of total revenue)	$23,913	13.4%	$30,657	16.9%	$76,339	14.2%	$95,001	17.3%

Shares used in computing net income (loss) per share amounts:
Basic	130,970		122,556		128,750		120,042
Diluted	135,742		124,253		131,744		121,874
GAAP net income (loss) per share - Basic	$0.02		$(0.17)		$(0.17)		$(0.37)
GAAP net income (loss) per share - Diluted	$0.02		$(0.17)		$(0.17)		$(0.37)
Non-GAAP net income per share - Basic	$0.11		$0.12		$0.29		$0.39
Non-GAAP net income per share - Diluted	$0.11		$0.12		$0.28		$0.39
(1)Amount includes an out-of-period adjustment associated with state and local taxes.
(2)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(3)Amounts represent contractual interest expense and does not include amortization of debt discount and issuance costs.